SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane

Austin, Texas 78752

(Address of principal executive offices) (Zip Code)

(512) 837-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
Item 9.01 - Financial Statements and Exhibits	1

Signature	2

Exhibit Index	3

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2017, Citizens, Inc. (“Citizens”) announced the appointment of Terry Festervand, 64, as Chief Operating Officer. Ms. Festervand joins Citizens with over 18 years of insurance experience at American International Group, Inc. (“AIG”) in various capacities. During the last five years, she served at AIG Life and Retirement, first as Senior Vice President and Treasurer and later as Senior Vice President, Accounting Operations. Earlier in her career at AIG, she was the Director of Global Sarbanes Oxley (“SOX”) Compliance (AIG Corporate, New York) and led the development and implementation of a SOX compliance program throughout AIG’s worldwide operations. Ms. Festervand brings Citizens’ team expertise in coordinating publicly traded company responsibilities with insurance operations, having been an Executive Vice President, Chief Financial Officer at AIG (Advisor Group, Atlanta).

A copy of the press release issued by Citizens regarding this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release issued by Citizens, Inc. on February 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
Geoffrey M. Kolander
Chief Executive Officer

Date: February 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release issued by Citizens, Inc. on February 1, 2017.

3